Filed pursuant to Rule 433 | Registration Statement Nos. 333-162219, 333-162219-01, 333-162193 and 333-162193-01

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6 Products found

Name	Ticker	Maturity	Inception Date	Annual Investor Fees
RBS Global Big Pharma ETN	DRGS	10/25/41	10/21/11	0.60%
RBS Gold Trendpilot ETN	TBAR	02/15/41	02/17/11	1.00%*
RBS NASDAQ-100® Trendpilot™ ETN	TNDQ	12/13/41	12/08/11	1.00%*
RBS Oil Trendpilot ETN	TWTI	09/13/41	09/13/11	1.10%*
RBS US Large Cap Trendpilot ETN	TRND	12/07/40	12/06/10	1.00%*
RBS US Mid Cap Trendpilot ETN	TRNM	01/25/41	01/25/11	1.00%*

With respect to the RBS Gold Trendpilot ETNs, RBS US Large Cap Trendpilot ETNs, RBS US Mid Cap Trendpilot, and RBS NASDAQ-100® Trendpilot™ ETNs, when tracking the Benchmark Index, the RBS Trendpilot ETNs will have an investor fee of 1.00% per annum. When tracking the 3-month US T-Bills, the RBS Trendpilot ETNs will have an investor fee of 0.50% per annum. Fees accrue daily.

With respect to the RBS Oil Trendpilot ETNs, when tracking the Benchmark Index, the RBS Trendpilot ETNs will have an investor fee of 1.10% per annum. When tracking the 3-month US T-Bills, the RBS Trendpilot ETNs will have an investor fee of 0.50% per annum. Fees accrue daily.

NASDAQ®, OMX®, NASDAQ OMX®, NASDAQ-100®, NASDAQ-100 Index® and NASDAQ-100® Total Return IndexSM are registered trademarks and service marks of The NASDAQ OMX Group, Inc. and are licensed for use by RBS plc.

The Index is the property of RBS plc. RBS plc has contracted with The NASDAQ OMX Group, Inc. (which with its affiliates and subsidiaries is referred to as the "Corporations") to calculate and maintain the Index, either directly or through a third party. Currently, the Index is calculated and maintained by Standard & Poor's ("S&P") on behalf of The NASDAQ OMX Group, Inc. S&P and the Corporations shall have no liability for any errors or omissions in calculating the Index. The RBS ETNs, which are based on the Index, have not been passed on by the Corporations or S&P as to their legality or suitability and are not sponsored, endorsed, sold or promoted by the Corporations or S&P. THE CORPORATIONS AND S&P MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE RBS ETNs.

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

RBS NASDAQ-100® Trendpilot™ ETN

TNDQ

Product Detail

The RBS NASDAQ-100® Trendpilot™ ETNs are designed for investors who seek exposure to the RBS NASDAQ-100® Trendpilot™ Index (USD) (the "Index"). The Index utilizes a systematic trend-following strategy to provide exposure to either the NASDAQ-100® Total Return IndexSM (the "Benchmark Index") or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills (the "Cash Rate"), depending on the relative performance of the Benchmark Index on a simple historical moving average basis. If the level of the Benchmark Index is at or above its historical 100-Index business day simple moving average for five consecutive Index business days (i.e., a "positive trend" is established), the Index will track the return on the Benchmark Index, and will have no exposure to the Cash Rate until a negative trend occurs. Conversely, if the level of the Benchmark Index is below such average for five consecutive Index business days (i.e., a "negative trend" is established), then the Index will track the Cash Rate instead of the return on the Benchmark Index and will have no exposure to the Benchmark Index until the next positive trend.

Product Facts

Product type	**Exchange Traded Note (ETN)**
Current RBS Trendpilot Indicator	**Benchmark Index**
Exchange name	**NYSE Arca**
Daily Redemption Value	**$ 25.0000**
Shares Outstanding	**160,000**
Issue Size (USD 000's)	**$ 4,000**
Annual Investor Fee when Tracking Cash Rate	**0.50 %**
Annual Investor Fee when Tracking Benchmark Index	**1.00 %**
Inception Date	**12/08/11**
Maturity	**12/13/41**
Last Update	**12/8/2011 1:00:00 AM**

Codes

ISIN	**US78009P1434**
CUSIP	**78009P143**
Ticker	**TNDQ**
Underlying	**RBS NASDAQ 100 Trendpilot Index**

Download Prospectus (923 KB)

Download Factsheet (319 KB)

"The Annual Investor Fee" accrues on a daily basis.
"Daily Redemption Value" refers to the price per ETN at which The Royal Bank of Scotland plc shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.
"Shares Outstanding" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.
"Issue Size (USD 000's)" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.
"Current RBS Trendpilot Indicator" refers to the trend of the Index. The Index will track the Benchmark Index when it is in a positive trend, and will track the Cash Rate when it is in a negative trend.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The Index may underperform the Benchmark Index, and is expected to perform poorly in volatile markets. Liquidity of the market for RBS ETNs may vary over time. The RBS ETNs are not principal protected and do not pay interest. Any payment on the RBS ETNs is subject to the ability of The Royal Bank of Scotland plc, as the issuer, and The Royal Bank of Scotland Group plc, as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: The Royal Bank of Scotland plc (RBS plc) and The Royal Bank of Scotland Group plc (RBS Group) have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should

read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. (RBSSI) or any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS (toll free).

The Index is the property of RBS plc. RBS plc has contracted with The NASDAQ OMX Group, Inc. (which with its affiliates and subsidiaries is referred to as the "Corporations") to calculate and maintain the Index, either directly or through a third party. Currently, the Index is calculated and maintained by Standard & Poor's ("S&P") on behalf of The NASDAQ OMX Group, Inc. S&P and the Corporations shall have no liability for any errors or omissions in calculating the Index. The RBS ETNs, which are based on the Index, have not been passed on by the Corporations or S&P as to their legality or suitability and are not sponsored, endorsed, sold or promoted by the Corporations or S&P. THE CORPORATIONS AND S&P MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE RBS ETNs.


RBS
The Royal Bank of Scotland
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NASDAQ-100® Trendpilot™
Oil Trendpilot
Gold Trendpilot
Gold Trendpilot ETN (TBAR)
How does your gold stack up?
See product
Mid Cap Trendpilot
Large Cap Trendpilot
RBS Trendpilot™ ETNs
Let RBS Trendpilot™ ETNs steer your investments using a trend-following strategy.
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Global Big Pharma ETN
A Pure Play on Global Big Pharma.
More
About Us
RBS
Want to know more about RBS? Click here.
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RBS ETN News
RBS US Pharmaceutical ETN (DRGS) Press Release
Click here
RBS US Oil Trendpilot ETN (TWTI) Press Release
Click here
RBS US Gold Trendpilot ETN (TBAR) Press Release
The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).
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RBS
The Royal Bank of Scotland
Home
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Products
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NASDAQ-100® Trendpilot™
Oil Trendpilot
Gold Trendpilot
Mid Cap Trendpilot
Large Cap Trendpilot
Large Cap Trendpilot ETN (TRND)
The Trend is your friend.
See product
RBS Trendpilot™ ETNs
Let RBS Trendpilot™ ETNs steer your investments using a trend-following strategy.
More
Global Big Pharma ETN
A Pure Play on Global Big Pharma.
More
About Us
Want to know more about RBS? Click here.
More
RBS ETN News
RBS US Pharmaceutical ETN (DRGS) Press Release
Click here
RBS US Oil Trendpilot ETN (TWTI) Press Release
Click here
RBS US Gold Trendpilot ETN (TBAR) Press Release
The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).
Privacy Statement
Terms & Conditions

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NASDAQ-100® Trendpilot™ | Oil Trendpilot | Gold Trendpilot | Mid Cap Trendpilot


Mid Cap Trendpilot
ETN (TRNM)
Finally, a trend you want to follow.
See product

Large Cap Trendpilot

RBS Trendpilot™ ETNs



Let RBS Trendpilot™ ETNs steer your investments using a trend-following strategy.

More

Global Big Pharma ETN



A Pure Play on Global Big Pharma.

More

About Us


RBS

Want to know more about RBS? Click here.

More

RBS ETN News

- RBS US Pharmaceutical ETN (DRGS) Press Release
  Click here
- RBS US Oil Trendpilot ETN (TWTI) Press Release
  Click here
- RBS US Gold Trendpilot ETN (TBAR) Press Release
  Click here

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

RBS™
The Royal Bank of Scotland

Search:

CUSIP, Text

NASDAQ-100® Trendpilot™



NASDAQ-100® Trendpilot™ ETN (TNDQ)
Tech support for your portfolio.
See product
RBS NASDAQ-100
TRENDPILOT ETN
RBS
NASDAQ

Oil Trendpilot | Gold Trendpilot | Mid Cap Trendpilot | Large Cap Trendpilot

RBS Trendpilot™ ETNs



Let RBS Trendpilot™ ETNs steer your investments using a trend-following strategy.

More

Global Big Pharma ETN



A Pure Play on Global Big Pharma.

More

About Us



RBS

Want to know more about RBS? Click here.

More

RBS ETN News

- **RBS US Pharmaceutical ETN (DRGS) Press Release**
  Click here
- **RBS US Oil Trendpilot ETN (TWTI) Press Release**
  Click here
- **RBS US Gold Trendpilot ETN (TBAR) Press Release**
  Click here

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

RBS™
The Royal Bank of Scotland

Home | Product List | Learn about RBS ETNs | Contact US | About Us

Search:
CUSIP, Text

- Products
- Learn About RBS ETNs
- About Us



NASDAQ-100® Trendpilot™
Oil Trendpilot
Oil Trendpilot
ETN (TWTI)
Investing in Oil doesn't have to be so crude.
See product
Gold Trendpilot
Mid Cap Trendpilot
Large Cap Trendpilot

RBS Trendpilot™ ETNs



Let RBS Trendpilot™ ETNs steer your investments using a trend-following strategy.

More

Global Big Pharma ETN



A Pure Play on Global Big Pharma.

More

About Us



RBS

Want to know more about RBS? Click here.

More

RBS ETN News

- RBS US Pharmaceutical ETN (DRGS) Press Release
  Click here
- RBS US Oil Trendpilot ETN (TWTI) Press Release
  Click here
- RBS US Gold Trendpilot ETN (TBAR) Press Release
  Click here

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).